                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:


[x]     Preliminary Proxy Statement                    [ ]   Confidential, for Use of the
[ ]     Definitive Proxy Statement                           Commission Only (as permitted by
[ ]     Definitive Additional Materials                      Rule 14a-6(e)(2))
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                MACROMEDIA, INC.
               ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

               ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                                     [LOGO]

                                                                    July 6, 2000



To Our Stockholders:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Macromedia, Inc. to be held at 600 Townsend Street, San Francisco, California, on Friday, August 11, 2000, at 1:00 p.m. P.D.T.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

         It is important that you use this opportunity to take part in the affairs of Macromedia by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

         We look forward to seeing you at the meeting.

                               Sincerely,


                               Elizabeth A. Nelson
                               CHIEF FINANCIAL OFFICER AND SECRETARY

                                MACROMEDIA, INC.
                               600 TOWNSEND STREET
                         SAN FRANCISCO, CALIFORNIA 94103
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Macromedia, Inc. (the "Company") will be held at 600 Townsend Street, San Francisco, California, on Friday, August 11, 2000, at 1:00 p.m. P.D.T. for the following purposes:

     1. To elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                        ROBERT K. BURGESS            DONALD L. LUCAS
                        JOHN (IAN) GIFFEN            ALAN RAMADAN
                        MARK D. KVAMME               WILLIAM B. WELTY


     2. To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized thereunder by 120,000,000 shares, from 80,000,000 shares to 200,000,000 shares.

     3. To consider and vote upon a proposal to amend the Company's 1992 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,200,000 shares, from 15,400,000 shares to 17,600,000 shares.

     4. To consider and vote upon a proposal to amend the Company's 1993 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 350,000 shares, from 800,000 shares to 1,150,000 shares.

     5. To ratify the selection of KPMG LLP as independent auditors for the Company for the current fiscal year.

     6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Only stockholders of record at the close of business on June 19, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                       By Order of the Board of Directors


                                       Elizabeth A. Nelson
                                       CHIEF FINANCIAL OFFICER AND SECRETARY
San Francisco, California
July 6, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                MACROMEDIA, INC.

                               600 TOWNSEND STREET
                         SAN FRANCISCO, CALIFORNIA 94103
                                   -----------

                                 PROXY STATEMENT
                                   -----------

                                  JULY 6, 2000

      The accompanying proxy is solicited on behalf of the Board of Directors of Macromedia, Inc., a Delaware corporation (the "Company" or "Macromedia"), for use at the Annual Meeting of Stockholders of the Company to be held at 600 Townsend Street, San Francisco, California, on Friday, August 11, 2000 at 1:00 p.m. P.D.T. (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on June 19, 2000 will be entitled to vote at the Meeting. At the close of business on June 19, 2000 (the "Record Date"), the Company had 51,927,141 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about July 6, 2000. An Annual Report on Form 10-K and an annual report to stockholders, in each case, for the fiscal year ended March 31, 2000 are enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

      Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date. Shares of Common Stock may not be voted cumulatively.

      Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal No. 2 requires for approval the affirmative vote of the majority of shares of Common Stock issued and outstanding as of the Record Date. Proposals No. 3, 4 and 5 require for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of election appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and will have the same effect as negative votes with regard to Proposals No. 2, 3, 4 and 5. Broker non-votes will also be counted towards a quorum and will have the same effect as negative votes with respect to Proposal No. 2 but will not be counted for any purpose in determining whether any other proposal has been approved.

      The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph, electronic means or in person. The Company has retained a proxy solicitation firm, Corporate Investor Communications, to aid in the solicitation process and will pay a fee of approximately $5,500 to such firm for such services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                             REVOCABILITY OF PROXIES

      Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. Six nominees will be elected at the Meeting to be the six directors of the Company. Shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Company's Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

DIRECTORS/NOMINEES

      The names of the nominees, and certain information about them as of June 19, 2000, are set forth below:


                                                                                   DIRECTOR
        NAME OF NOMINEE             AGE            PRINCIPAL OCCUPATION             SINCE
        ---------------             ---            --------------------            --------


   Robert K. Burgess                42 Chairman and Chief Executive Officer           1996
                                       of the Company

   John (Ian) Giffen (2)(3)         42 Independent Consultant to software             1997
                                       companies

   Mark D. Kvamme (2)(3)            39 Partner at Sequoia Capital; Director           1998
                                       of marchFirst, Inc.

   Donald L. Lucas (1)(2)           70 Venture Capitalist                             1992

   Alan Ramadan                     42 President and Chief Executive Officer          1999
                                       of Quokka Sports Inc.

   William B. Welty (1)             58 President and Chief Executive Officer          1993
                                       of agincourt partners, llc



--------------------

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Nominating Committee.


      Each of the director nominees listed above was elected to be a director at the Company's Annual Meeting of Stockholders held on July 29, 1999, except for Mr. Ramadan, who was appointed by unanimous written consent of the Board of Directors on December 1, 1999.

      Mr. Burgess has been Chief Executive Officer and a director of the Company since November 1996 and has served as Chairman of the Board since July 1998. Prior to joining the Company, Mr. Burgess was Senior Vice President of Silicon Graphics, Inc., responsible for the Silicon Interactive Strategic Business Unit. Prior to this position, he was President of Alias/Wavefront, a wholly-owned independent software subsidiary of Silicon Graphics, created from the 1995 merger of Alias Research, Inc., and Wavefront Technologies, Inc. From 1992 to 1995, he was President, Chief Executive Officer, Chief Operating Officer and a director of Alias Research. Prior to joining Alias Research, Mr. Burgess held a number of senior management positions at Silicon Graphics, including Vice President of Marketing, Applications and Business Development (1991), Vice President of Applications (1990) and President of Silicon Graphics Canada, Inc., (1984-90). A Canadian, Mr. Burgess earned a Bachelors degree in Commerce from McMaster University. Mr. Burgess is also a director of Paraform Technologies, Inc and Stan Lee Media, Inc.

      Mr. Giffen has been a director of the Company since July 1997. Mr. Giffen is currently serving as an independent consultant to software and venture capital companies, which he has done since October 1996. Mr. Giffen has also held senior positions with various technology-related companies since 1986, including serving as Vice President, Finance and Chief Financial Officer of Algorithmics Incorporated, a developer of risk management software, from February 1996 through September 1996, and Vice President, Finance and Chief Financial Officer of Alias Research Inc., a developer of advanced graphics software, from January 1992 until January 1996. Mr. Giffen holds a degree in Business Administration from the University of Strathclyde (Scotland) and is a member of the Canadian Institute of Chartered Accountants and the Institute of the Chartered Accountants of Scotland. Mr. Giffen is also a director of Delano Technology Corporation.

      Mr. Kvamme has been a director of the Company since July 1998. Mr. Kvamme has been a partner at Sequoia Capital, a venture capital firm, since 1999. In addition, Mr. Kvamme has been a director of marchFirst, Inc. since March 2000. Prior to March 2000, Mr. Kvamme served as a Chairman of the Board and a director of USWeb Corporation, a professional services firm that was acquired by marchFirst in March 2000. In 1989, Mr. Kvamme became a Partner in CKS Group and from 1991 until December 1998 served as the Chairman of its Board and its Chief Executive Officer. USWeb Corporation acquired CKS Group in November 1998. Prior to joining CKS Group, Mr. Kvamme held management and marketing positions at Wyse Technology, Inc., a terminal and personal computer manufacturer, International Solutions, Inc., a computer products distributor, and Apple Computer, a personal computer manufacturer. Mr. Kvamme holds a Bachelor of Arts degree in French Economics and Literature from the University of California at Berkeley.

      Mr. Lucas has been a director of the Company since March 1992. Mr. Lucas served as a director of Authorware from July 1988 until the formation of the Company in March 1992. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas holds a Bachelor of Arts degree in economics and a Master of Business Administration from Stanford University.

Mr. Lucas is also a director of Cadence Design Systems, Inc., Coulter Pharmaceutical, Inc., Oracle Systems Corporation, Preview Systems, Inc., Transcend Services, Inc. and Tricord Systems, Inc.

      Alan S. Ramadan has been a director of the Company since December 1999. Mr. Ramadan has served as the President and Chief Executive Officer and as a director of Quokka Sports Inc. since August 1996, when it was incorporated in Delaware under the name Quokka Productions, Inc. Additionally, Mr. Ramadan served as Managing Director of Quokka Sports Inc. from 1990 to August 1996, during which period it was known as Ozware Developments Unit Trust and operated in Australia. In January 1993, Mr. Ramadan joined Fluid Thinking, Pty. Ltd. in Melbourne, Australia as that company's Chief Executive Officer until June 1995. As Chief Executive Officer of Fluid Thinking, Pty. Ltd., Mr. Ramadan was responsible for drawing together a team of specialists that, together with the Technology Foundation, developed key technology used by oneAustralia in the America's Cup challenge. Mr. Ramadan also founded Best Knowledge Systems, a consulting company, and worked as a research scientist at BHP Steel and as a computer scientist at Monash University in Melbourne, Australia. Mr. Ramadan holds a B.S. in Computer Science and Applied Mathematics from Monash University and is a 1995 graduate of the Stanford Business School's Executive Program for Growing Companies.

      Mr. Welty has been a director of the Company since April 1993. Mr. Welty served as a director of MacroMind and its successor, Macromind/Paracomp, from April 1991 to March 1992. Since April 1997, Mr. Welty has been President and Chief Executive Officer of agincourt partners, llc, an investment management firm. Since May 1997, Mr. Welty has also been Chief Executive Officer and President of Action Technologies, Inc. From August 1988 to April 1997, Mr. Welty was a general partner of Volpe, Welty and Company, a securities and investment banking firm. Mr. Welty holds Bachelor of Science degrees in industrial engineering and business administration from Iowa State University.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

      The Board met seven (7) times, including telephone conference meetings, during fiscal 2000 and acted by unanimous written consent six (6) times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

      Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee.

      Messrs. Lucas, Giffen and Kvamme are the members of the Audit Committee, which met five (5) times during fiscal 2000. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures; reviews the general scope of the Company's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by the Company's auditors, reviews the fairness of any proposed transaction between the Company and any officer, director or other affiliate of the Company, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed.

      Messrs. Lucas and Welty are the members of the Compensation Committee, which met one (1) time and acted by unanimous written consent twenty three (23) times during fiscal 2000. The Compensation Committee recommends compensation for officers and employees of the Company, grants options and stock awards under the Company's employee benefit plans and reviews and recommends adoption of and amendments to stock option and employee benefit plans.

      Messrs. Giffen and Kvamme are the members of the Nominating Committee, which did not meet during fiscal 2000. The Nominating Committee identifies and recommends candidates for the Company's Board. The Nominating Committee does not consider nominees for the Board recommended by the stockholders.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                         EACH OF THE NOMINATED DIRECTORS

                  PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                     SHARES OF COMMON STOCK AUTHORIZED FOR
        ISSUANCE THEREUNDER FROM 80,000,000 SHARES TO 200,000,000 SHARES

      Stockholders are being asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of shares of Common Stock authorized for issuance thereunder from 80,000,000 shares to 200,000,000 shares (an increase of 120,000,000 shares). As of June 19, 2000, approximately 51,927,141 shares of Common Stock had been issued and were outstanding, approximately 13,648,266 shares of Common Stock had been reserved for future issuance under the Company's employee stock option plans, director stock option plan, non-plan option issuances and employee stock purchase plan (including 12,383,516 shares reserved for issuance upon exercise of outstanding options) and approximately 39,000 shares of Common Stock had been reserved for future issuance upon exercise of outstanding warrants. The Board of Directors (the "Board") has adopted resolutions on June 23, 2000 by unanimous written consent setting forth (i) the proposed amendment to the first paragraph of Article IV of the Certificate of Incorporation, (ii) the advisability of the amendment, and (iii) a call for submission of the amendment for approval by the Company's stockholders at the Annual Meeting.

      The following is the text of the first paragraph of Article IV of the Certificate of Incorporation, as proposed to be amended:

      The total number of shares of all classes of stock which the corporation has authority to issue is Two Hundred Five Million (205,000,000) shares, consisting of two classes: Two Hundred Million (200,000,000) shares of Common Stock, $0.001 par value per share, and Five Million (5,000,000) shares of Preferred Stock, $0.001 par value per share.

      The proposed amendment will require the affirmative vote of a majority of the shares of Common Stock issued and outstanding as of June 19, 2000. Upon approval of the proposed amendment by the stockholders, the proposed amendment will become effective only upon filing of the Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

      The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue its Common Stock for a variety of corporate purposes, such as to effect future stock splits and stock dividends, to take advantage of future opportunities to make strategic acquisitions, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans and under plans of any companies Macromedia may acquire in the future. Increasing the number of shares of Common Stock authorized would give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. The Board of Directors believes that the proposed increase in the number of shares of Common Stock authorized will make sufficient shares available for use pursuant to the purposes described herein. However, the Company has no immediate plans, understanding, agreements or commitments, other than as permitted or required under the Company's employee benefit plans and under outstanding options and warrants, to use additional Common Stock proposed to be authorized for any purpose.

      The sole stock split of the Company's Common Stock was effectuated on October 15, 1995 on a 2-for-1 basis. In addition, during the fiscal year ended March 31, 2000, the Company issued approximately

5,000,000 shares of Common Stock and approximately 625,000 shares of Common Stock in connection with the Company's acquisition of Andromedia, Inc and ESI Software, Inc., respectively.

      Under the Certificate of Incorporation and under Delaware law, the Company's stockholders do not have preemptive rights with respect to shares of Common Stock that are issued by the Company. Should the Board of Directors elect to issue additional shares of Common Stock, including such additional shares proposed to be authorized, existing stockholders would not have any preferential rights to purchase such shares. Therefore, if the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share and voting power and percentage of outstanding shares held by current stockholders. Upon adoption of the proposed amendment by the stockholders and upon filing of the Certificate of Amendment to the Certificate of Incorporation reflecting such amendment, no additional action or authorization by the stockholders would be necessary for the issuance of such additional shares authorized, unless otherwise required by applicable law or the rules of the stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek further increases in authorized shares from time to time in the future as considered appropriate by the Board.

      The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to impede the attempt by issuing shares of Common Stock, thereby increasing the potential cost to acquire control of the Company. The amendment, therefore, may have the effect of discouraging unsolicited takeover attempts and, thereby, potentially limiting the opportunity for the stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board is not aware of any attempt to take control of the Company, and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

          THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                     SHARES OF COMMON STOCK AUTHORIZED FOR
        ISSUANCE THEREUNDER FROM 80,000,000 SHARES TO 200,000,000 SHARES

                  PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE
                           1992 EQUITY INCENTIVE PLAN

      Stockholders are being asked to approve an amendment to the Company's 1992 Equity Incentive Plan (the "Equity Incentive Plan" or the "1992 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 15,400,000 shares to 17,600,000 shares (an increase of 2,200,000 shares). The Board of Directors of the Company (the "Board") approved the proposed amendment described above on June 23, 2000, with such amendment to be effective upon stockholder approval.

      Management believes that this amendment is in the best interests of the Company because of the need to provide options to attract and retain quality employees and remain competitive in the industry.

      Below is a summary of the principal provisions of the 1992 Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan.

1992 EQUITY INCENTIVE PLAN

EQUITY INCENTIVE PLAN HISTORY. The Board adopted and stockholders approved the Equity Incentive Plan on September 23, 1992 to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses. The 1992 Plan has since been amended to increase the number of shares available for issuance thereunder. The following describes each of the amendments made to the Equity Incentive Plan since its initial adoption and approval. On October 15, 1993, the Board approved an amendment to the 1992 Plan to place a limitation on the maximum number of shares available for issuance to certain executive officers at any time under the Plan, to make certain other amendments in the administration of the 1992 Plan and to increase the number of shares in the reserve available for issuance under the 1992 Plan by 600,000 to 3,600,000 shares. Stockholders approved these amendments on November 17, 1993. On May 24, 1994, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to 4,600,000 shares. Stockholders approved the amendment on July 26, 1994. On October 25, 1994, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,400,000 shares to 6,000,000 shares. Stockholders approved the amendment on January 19, 1995. On May 24, 1995, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,200,000 shares to 7,200,000 shares. Stockholders approved the amendment on June 19, 1995. On April 29, 1996, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 to 9,000,000. Stockholders approved the amendment on May 31, 1996. On January 21, 1997, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,800,000 shares to 10,800,000 shares. Stockholders approved the amendment on March 3, 1997. On February 10, 1997, the Board adopted certain technical amendments to the 1992 Plan to reflect the new Rule 16b-3 under the Securities Exchange Act of 1934. On June 27, 1997, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to 11,800,000 shares. Stockholders approved the amendment on August 15, 1997. On February 5, 1998, the Board amended the 1992 Plan to expressly permit post-termination exercise periods of greater length as the Board, in its sole discretion, may choose. On April 1, 1998, the Compensation Committee (the "Committee") approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares to 13,300,000 shares, to be effective upon stockholder approval. Stockholders approved the increase on July 30, 1998. On April 1, 1999, following the SEC's release authorizing publicly traded companies to permit their optionees to transfer their compensatory stock options to family members, the Committee amended the 1992 Plan to permit such transfers. On April 1,

1999, the Board approved an amendment to the 1992 Plan to increase the number of shares reserved for issuance thereunder by 2,100,000 shares to 15,400,000 shares. Stockholders approved the amendment on July 29, 1999. On June 23, 2000, the Board approved an amendment to the 1992 Plan to increase the minimum exercise price of Non-Qualified Stock Options issuable under the 1992 Plan from 85% of the fair market value at the time of the grant to 100% of the fair market value. On June 23, 2000, the Board approved the proposed amendment to the 1992 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 15,400,000 shares to 17,600,000 shares. This proposed amendment will become effective upon stockholder approval.

SHARES SUBJECT TO THE EQUITY INCENTIVE PLAN. An aggregate of 17,600,000 shares (assuming approval of the proposed amendment) of the Company's Common Stock have been reserved by the Board for issuance under the 1992 Plan. As of June 19, 2000, 2,557,713 shares remained available for grant under the 1992 Plan (assuming approval of the proposed amendment). If any option granted pursuant to the 1992 Plan expires or terminates for any reason without being exercised in full, or any award terminates without being issued, the unexercised shares released from such option and award will again become available for issuance under the Plan. In addition, any shares issuable upon exercise of options granted pursuant to the Authorware 1988 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full also will become available for distribution under the Equity Incentive Plan. The market value of the Company's Common Stock as of June 19, 2000 was $108.00 per share. As soon as practicable after the 2000 Annual Meeting of Stockholders of the Company, the Company will (assuming approval of the proposed amendment) register with the Securities and Exchange Commission on a registration statement on Form S-8 the increased shares that may be issued under the 1992 Plan.

ADMINISTRATION. The Equity Incentive Plan is administered by the Committee, the members of which are appointed by the Board. The Committee currently consists of Donald L. Lucas and William B. Welty each of whom are "non-employee directors" as that term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Subject to the terms of the Equity Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any awards granted thereunder.

ELIGIBILITY. Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the "Participants") are eligible to receive stock options, restricted stock or stock bonuses under the Equity Incentive Plan. No "Named Executive Officer" as that term is defined under Item 402(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act is eligible to receive more than 1,800,000 shares of Common Stock over the life of the 1992 Plan. As of June 19, 2000, approximately 1,180 persons were eligible to receive awards under the 1992 Plan, and 6,702,893 shares were subject to outstanding options. Over the term of the 1992 Plan, the following Named Executive Officers (as defined above) have been granted options to purchase shares of Common Stock under the 1992 Plan as follows: Norman K. Meyrowitz, 965,220 shares; Brian Allum, 510,000 shares; Kevin Lynch, 430,500; Elizabeth A. Nelson, 383,055 shares; Robert K. Burgess, 375,000 shares; and David R. Mendels, 309,133 shares. Over the term of the 1992 Plan, current executive officers as a group have been granted options to purchase 2,936,458 shares, all current directors who are not executive officers as a group have been granted options to purchase 95,000 shares, and all employees as a group, other than executive officers, have been granted options to purchase 9,059,125 shares.

STOCK OPTIONS. The Equity Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs").

ISOs may be granted only to employees. The option exercise price for each option granted under the Equity Incentive Plan must be no less than 100% of the fair market value (as defined in the 1992 Plan) of a share at the time such option is granted. In the case of a 10% stockholder the exercise price must be no less than 110% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee's option agreement. The Committee may approve the transfer of NQSOs to family members of the Participant.

The Equity Incentive Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee's option agreement: (1) in cash (by check); (2) by surrender of shares of the Company's Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a "same-day sale" commitment; (8) by a "margin" commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

RESTRICTED STOCK AWARDS. The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of a share on the date of the award (and 100% of the fair market value in the case of a 10% stockholder), and can be paid for with the types of consideration described under Stock Options above with the exception of a same-day sale or margin commitment which are available only for options.

STOCK BONUS AWARDS. The Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Incentive Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Equity Incentive Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines.

AMENDMENT OF THE EQUITY INCENTIVE PLAN. The Board may at any time terminate or amend the Equity Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Equity Incentive Plan.

TERM OF THE EQUITY INCENTIVE PLAN. The Equity Incentive Plan will terminate on September 22, 2002, ten years from the date the Equity Incentive Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES TO FAMILY MEMBERS TO WHOM AN OPTION IS TRANSFERRED OR TO THE PARTICIPANT THAT TRANSFERS THE OPTION. EACH PARTICIPANT, AND FAMILY MEMBER WHO HOLDS AN OPTION HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

INCENTIVE STOCK OPTIONS. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the Participant disposes of ISO Shares prior to the expiration of either required holding period described above (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

RESTRICTED STOCK AND STOCK BONUS AWARDS. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

MAXIMUM TAX RATES. The maximum rate applicable to ordinary income is 39.6%. Long term capital gain on stock held for more than twelve months will be taxed at a maximum rate of 20%. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

TAX TREATMENT OF THE COMPANY. The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income and the Company properly reports the income received by the Participant in connection with the award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and the Company properly reports the income received by the Participant in connection with the award.

ERISA

The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                    THE BOARD RECOMMENDS A VOTE FOR APPROVAL
               OF THE AMENDMENT TO THE 1992 EQUITY INCENTIVE PLAN

                  PROPOSAL NO. 4 - APPROVAL OF AMENDMENT TO THE
                        1993 EMPLOYEE STOCK PURCHASE PLAN


      Stockholders are being asked to approve an amendment to the adoption of the Company's 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 800,000 shares to 1,150,000 shares (an increase of 350,000 shares). The Board approved the proposed amendment described above on June 23, 2000.

      Management believes that this amendment is in the best interests of the Company because of the need to provide such benefits to attract and retain quality employees and remain competitive in the software industry.

      Below is a summary of the principal provisions of the Stock Purchase Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Stock Purchase Plan.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

STOCK PURCHASE PLAN HISTORY

      The Board adopted the Stock Purchase Plan on October 15, 1993, and thereafter it was approved by stockholders to offer eligible employees of the Company ("Participating Employees") with a convenient means to acquire equity in the Company through payroll deductions and to provide an incentive for continued employment. On May 24, 1994, the Board approved an amendment to the Stock Purchase Plan to change the dates of the periods during which payroll deductions may accumulate and to make certain other changes to facilitate administration of the Stock Purchase Plan. On January 31, 1996, the Board approved an amendment to the Stock Purchase Plan to change the starting and ending dates of the periods during which payroll deductions may accumulate by one day to facilitate administration of the Stock Purchase Plan. On July 15, 1997, the Board adopted certain technical amendments to the Stock Purchase Plan to reflect the new Rule 16b-3 under the Securities Exchange Act of 1934. These amendments did not require stockholder approval. On July 15, 1997, the Board approved an amendment to the Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 400,000 to 800,000 shares from 400,000. Stockholders approved the amendment on August 15, 1997. On June 23, 2000, the Board approved an amendment to the Stock Purchase Plan to increase the maximum annual contribution by Participating Employees permitted under the Stock Purchase Plan from 10% of all W-2 compensation to 15% and to clarify the eligibility provisions. This amendment did not require stockholder approval. On June 23, 2000, the Board approved the proposed amendment to the Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 800,000 shares to 1,150,000 shares. This proposed amendment will become effective upon stockholder approval.

NUMBER OF SHARES SUBJECT TO STOCK PURCHASE PLAN

      An aggregate of 1,150,000 shares (assuming approval of the proposed amendment) of the Company's Common Stock have been reserved by the Board for issuance under the Stock Purchase Plan. As soon as practicable after the 2000 Annual Meeting of Stockholders of the Company, the Company will (assuming approval of the proposed amendment) register the additional shares with the Securities and Exchange Commission on a registration statement on Form S-8 for their purchase and subsequent resale.

ADMINISTRATION

      The Stock Purchase Plan is administered by the Compensation Committee. The interpretation or construction by the Committee of any provisions of the Stock Purchase Plan or of any option granted under it will be final and binding on all Participating Employees. The members of the Committee do not receive any compensation for administering the Stock Purchase Plan. The Company bears all expenses in connection with administration of the Stock Purchase Plan.

ELIGIBILITY

      All employees of the Company, or any subsidiary, are eligible to participate in the Stock Purchase Plan except the following:

          (a) employees who are not employed by the Company or any subsidiary on the 15th day of the month before the beginning of an Offering Period (as defined below);

          (b) employees who are customarily employed for fewer than 20 hours per week;

          (c) employees who are customarily employed for fewer than 5 months in a calendar year; or

          (d) employees who own or hold options to purchase stock or who, as a result of participation in the Stock Purchase Plan, would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

        An individual who provides services to the Company or to any designated subsidiary of the Company as an independent contractor is not considered an "employee" for the purposes of the Plan and will not be eligible to participate in the Plan, except during such periods as the Company or the designated subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation applies even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.

      As of June 19, 2000, approximately 1,180 persons were eligible to participate in the Stock Purchase Plan and 705,033 shares had been issued pursuant to the Stock Purchase Plan. As of that date, 94,967 shares were available for future issuance under the Stock Purchase Plan, not including the proposed amendment to the Stock Purchase Plan to increase the shares available for issuance thereunder. As of June 19, 2000, the closing price of the Company's Common Stock on the Nasdaq National Market was $108.00 per share. Over the term of the Stock Purchase Plan, each of the following "Named Executive Officers," as that term is defined under Item 402(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), have purchased shares of the Company's Common Stock, as follows: Mr. Burgess (7,495 shares), Mr. Mendels (7,227 shares), Ms. Nelson (5,699 shares), Mr. Meyrowitz (5,361 shares), Mr. Allum (918 shares), and
Mr. Lynch (327 shares), Current Executive Officers as a group have purchased 28,260 shares, and all employees as a group, other than executive officers, have purchased 676,733 shares.

      Participating Employees participate in the Stock Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 15% of the Participating Employee's W-2 compensation, including, but not limited to, base salary, wages, commissions, overtime, benefit premiums, bonuses and draws unreduced by the amount by which the Participating Employee's salary is reduced pursuant to Sections 125 or 401(k) of the Code, not to exceed $25,000 per year or such lower limit as set by the Committee.

OFFERING PERIOD

      Each offering of Common Stock under the Stock Purchase Plan is for a period of six months (the "Offering Period"). Offering Periods commence on February 16 and August 16 of each year and end on August 15 and February 15, respectively, of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period.

      Participating Employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Stock Purchase Plan. Once enrolled, a Participating Employee will automatically participate in each succeeding Offering Period unless the Participating Employee withdraws from the Offering Period or the Stock Purchase Plan is terminated. After the rate of payroll deductions for an Offering Period has been set by a Participating Employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the Participating Employee is automatically enrolled) unless otherwise changed by the Participating Employee. The Participating Employee may increase or lower the rate of payroll deductions for any subsequent Offering Period, but may only lower the rate of payroll deductions for an ongoing Offering Period. Not more than one change may be made during a single Offering Period.

PURCHASE PRICE

      The purchase price of shares that may be acquired in any Offering Period under the Stock Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date or (b) the fair market value of the shares on the last day of the Offering Period. The fair market value of a share of the Company's Common Stock is deemed to be the average of the high and low prices of the Company Stock on the applicable date as quoted on the Nasdaq National Market and reported in the WALL STREET JOURNAL.

PURCHASE OF STOCK UNDER THE EMPLOYEE STOCK PURCHASE PLAN

      The number of whole shares a Participating Employee will be able to purchase in any Offering Period will be determined by dividing the total amount withheld from the Participating Employee during the Offering Period pursuant to the Stock Purchase Plan by the purchase price for each share determined as described above. The purchase will take place automatically on the last day of the Offering Period.

WITHDRAWAL

      A Participating Employee may withdraw from an Offering Period. Upon withdrawal, all accumulated payroll deductions will be returned to the withdrawn Participating Employee, without interest. No further payroll deductions for the purchase of shares will be made for succeeding Offering Periods unless and until the Participating Employee enrolls in a new Offering Period in the same manner as for initial participation in the Stock Purchase Plan.

AMENDMENT OF THE STOCK PURCHASE PLAN

      The Board may at any time amend, terminate or extend the term of the Stock Purchase Plan, except that any such termination cannot affect the terms of shares previously granted under the Stock Purchase Plan, nor may any amendment make any change in the terms of shares previously granted which would adversely affect the right of any participant, nor may any amendment be made without stockholder approval if such amendment would: (a) increase the number of shares that may be issued under the Stock Purchase Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in the Stock Purchase Plan.

TERM OF THE STOCK PURCHASE PLAN

      The Stock Purchase Plan will continue until the earlier to occur of: (i) termination of the Stock Purchase Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the Stock Purchase Plan; or (iii) October 2003, ten years after the date the Stock Purchase Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

      THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPATING EMPLOYEES UNDER THE STOCK PURCHASE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPATING EMPLOYEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE STOCK PURCHASE PLAN.

      The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. It is not subject to any provisions of the Employees Retirement Income Security Act of 1974.

      TAX TREATMENT OF THE PARTICIPATING EMPLOYEE. Participating employees will not recognize income for federal income tax purposes either upon enrollment in the Stock Purchase Plan or upon the purchase of shares. All tax consequences are deferred until a Participating Employee sells the shares, disposes of shares by gift or dies.

      If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the Participating Employee dies while owning the shares, the Participating Employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of (i) 15% of the fair market value of the shares at the beginning of the Offering Period or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the Participating Employee has a long-term capital loss for the difference between the sale price and the purchase price.

      If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) (in any case a "disqualifying disposition") within either the one-year or the two-year holding periods described above, the Participating Employee realizes ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase is greater than the purchase price. This excess will constitute ordinary income (not currently subject to withholding) in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains continue to be offset by capital losses and up to $3,000 of capital losses may be used annually against ordinary income.

      TAX TREATMENT OF THE COMPANY. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the Participating Employee recognizes ordinary income on a disqualifying disposition of the shares and the Company timely reports such income to the Internal Revenue Service. The Company will treat any transfer of record ownership of shares as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, Participating Employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Stock Purchase Plan.

                         THE BOARD RECOMMENDS A VOTE FOR
       APPROVAL OF THE AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                   PROPOSAL NO. 5 - RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS

      The Company has selected KPMG LLP as its independent auditors to perform the audit of the Company's financial statements for fiscal 2001, and the stockholders are being asked to ratify such selection. Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                          OF THE SELECTION OF KPMG LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of May 15, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director/nominee, (iii) each of the Named Executive Officers of the Company (as defined below) and (iv) all directors and executive officers as a group.




                                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS
------------------------------------                                      -----------------------  ----------------


Putnam Investments, Inc. (2) ........................................                   5,326,630        10.4%
James R. Von Ehr, II (3) ............................................                   2,864,424         5.6%
Robert K. Burgess (4)................................................                     629,111         1.2%
Norman K. Meyrowitz (5) .............................................                     248,554            *
Kevin Lynch (6) .....................................................                     166,599            *
Brian Allum (7)......................................................                     121,001            *
Elizabeth A. Nelson (8)..............................................                     110,494            *
David R. Mendels (9).................................................                      52,378            *
John (Ian) Giffen (10)...............................................                      46,944            *
Donald L. Lucas (11).................................................                      43,911            *
Mark D. Kvamme (12)..................................................                      26,910            *
Alan Ramadan (13)....................................................                       7,292            *
William B. Welty (14)................................................                       6,295            *
All directors and executive officers as a group (12 persons) (15)....                   1,502,259         2.9%


_______________________
*      Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Macromedia, Inc., 600 Townsend Street, San Francisco, California 94103.

(2) In Amendment No. 1 to its Schedule 13G under the Exchange Act filed February 17, 2000, Putnam Investments, Inc. reported shared voting power as to 126,676 shares of the Company's Common Stock and shares dispositive power as to 5,326,530 shares. Also on Amendment No. 1 to the same Schedule 13G, Putnam Investment Management, Inc. reported shared dispositive power as to 4,752,287 shares; The Putnam Advisory Company, Inc. reported shared voting power as to 126,676 shares and shared dispositive power as to 574,343 shares; and Marsh & McLennan Companies, Inc., a holding company, reported no voting or dispositive power. These entities listed their principal business address as One Post Office Square, Boston, Massachusetts 02109, except Marsh & McLennan Companies, Inc., which listed its principal business address as 1166 Avenue of the Americas, New York, New York 10036.

(3) Includes 433,274 shares held of record by Mr. Von Ehr's spouse to which Mr. Von Ehr disclaims beneficial ownership. Mr. Von Ehr's principal business address is Zyvex LLC, 1321 N. Plano Road, Richardson, TX 75081.

(4) Includes 546,616 shares subject to options held by Mr. Burgess that are exercisable within 60 days of May 15, 2000.

(5) Includes 246,470 shares subject to options held by Mr. Meyrowitz that are exercisable within 60 days of May 15, 2000.

(6) Includes 166,272 shares subject to options held by Mr. Lynch that are exercisable within 60 days of May 15, 2000.

(7) Includes 120,083 shares subject to options held by Mr. Allum that are exercisable within 60 days of May 15, 2000.

(8) Includes 92,955 shares subject to options held by Ms. Nelson that are exercisable within 60 days of May 15, 2000.

(9) Includes 47,912 shares subject to options held by Mr. Mendels that are exercisable within 60 days of May 15, 2000.

(10) Represents 46,944 shares subject to options held by Mr. Giffen that are exercisable within 60 days of May 15, 2000.

(11) Represents 4,297 shares held of record by the Donald L. Lucas & Lygia S. Lucas Trust and 39,614 shares subject to options held by Mr. Lucas that are exercisable within 60 days of May 15, 2000.

(12) Represents 26,910 shares subject to options held by Mr. Kvamme that are exercisable within 60 days of May 15, 2000.

(13) Represents 7,292 shares subject to options held by Mr. Ramadan that are exercisable within 60 days of May 15, 2000.

(14) Represents 6,295 shares subject to options held by Mr. Welty that are exercisable within 60 days of May 15, 2000.

(15) Includes 1,393,197 subject to options that are exercisable within 60 days of May 15, 2000.

                               EXECUTIVE OFFICERS

    The names of the executive officers of the Company, and certain information about them as of June 19, 2000, are set forth below:


         NAME                                AGE                POSITION
         ----                                ---                --------


Robert K. Burgess (1)                        42  Chairman and Chief Executive Officer
Brian J. Allum                               42  Chief Operating Officer--Office of the
                                                 President
Stephen A. Elop                              36  Senior Vice President and General
                                                 Manager, eBusiness Solutions
Kevin M. Lynch                               33  President, Macromedia Products--Office
                                                 of the President
David R. Mendels                             34  Senior Vice President, Business
                                                 Development and Corporate Marketing
Norman K. Meyrowitz                          40  President, Macromedia Ventures
Elizabeth A. Nelson                          39  Chief Financial Officer and
                                                 Secretary--Office of the President


    (1) Additional information with respect to Mr. Burgess is set forth herein under "Proposal No. 1 - Election of Directors."

    Mr. Allum has been Chief Operating Officer since August 1999 and is responsible for all of the day-to-day operating functions of the Company, including product development, worldwide sales and operations, technical support, business development, marketing and public relations. Mr. Allum joined Macromedia in July 1997 as Senior Vice President of Worldwide Field Operations. From May 1996 until he joined Macromedia, Mr. Allum was President of Alias/Wavefront, a wholly-owned independent software subsidiary of Silicon Graphics, created from the 1995 merger of Alias Research, Inc. and Wavefront Technologies, Inc., and Vice President/General Manager of Silicon Graphics. Prior to this position, he was Vice President of Field Operations at Alias/Wavefront. From 1991 to 1995, he was Vice President of Field Operations of Alias Research. Prior to joining Alias Research, Mr. Allum held a variety of senior management and sales positions at Silicon Graphics Canada (1985-1991) and Digital Equipment Corporation (1981-1985). Mr. Allum graduated from Queens University with a Bachelors degree in Commerce.

    Mr. Elop has been Senior Vice President and General Manager of eBusiness Solutions since December 1999 and is responsible for Macromedia's new range of solutions targeting content management, real-time personalization, and Web site analysis. Prior to taking this role, Elop served as Macromedia's Senior Vice President, Web, beginning in March 1998. From 1994 to 1998, Mr. Elop was Senior Vice President, Systems/CIO for Boston Chicken, Inc. From 1992 to 1994, Mr. Elop was a Director in Lotus Development Corporation's Consulting Services Group, with responsibility for Canada and the U.S. mid-west. Mr. Elop joined Lotus as part of the acquisition of Soma, Inc., a Canadian software development and management consultancy. Mr. Elop earned a Bachelor of Computer Engineering and Management degree from McMaster University in 1986.

    Mr. Lynch has been President of Macromedia Products since June 2000. Prior to this role, Mr. Lynch served as Macromedia's General Manager of Web Publishing beginning February 1998. Mr. Lynch joined Macromedia in August 1996 and has been instrumental in forming Macromedia's Web strategy and developing Macromedia's award-winning family of software. Prior to joining Macromedia, Mr. Lynch was with General Magic from 1992 to 1996, where he was Director of its mobile operating system and applications teams. Prior to General Magic, Mr. Lynch managed the Core Technology Group at Frame Technology, where he led the development of FrameMaker across platforms. In 1984, Mr. Lynch began at his first start-up, as Vice President of Product Development, to develop and ship some of the first Macintosh applications, including a graphical adventure game in 1984, a 3D graphics package in 1985, and a desktop publishing application in 1987, which introduced user interface elements in common use today.

    Mr. Mendels has been Senior Vice President of Business Development and Corporate Marketing at Macromedia since January 2000 and is responsible for Macromedia's brand, communications, and strategic relationships. Over the last eight years, Mr. Mendels has played a major role in the development of Macromedia's product and business strategies, holding numerous sales, marketing, and general management positions. From March 1998 to January 2000, Mr. Mendels served as general manager of the Web Publishing business unit and from December 1997 to March 1998, served as general manager of Macromedia's graphics business. Instrumental in setting up Macromedia Japan KK, Mr. Mendels resided in Japan from April 1994 to December 1995, where he led Macromedia's field operations and sales and marketing efforts. From April 1992 to April 1994, Mr. Mendels was Manager, International Marketing and Latin America Sales, where he was responsible for Latin America Sales and Asia Pacific Marketing at Macromedia. Mr. Mendels holds a Master's degree in Japanese Studies at the University of California at Berkeley and a Bachelors degree in Asian Studies from Wesleyan University.

    Mr. Meyrowitz has been President of Macromedia Ventures since August 1999 and is responsible for managing Macromedia's venture investments in web infrastructure and the rich-media, broadband, multi-device Internet. Prior to that he was President of Macromedia Products since April 1998. Prior to that he was Chief Technology Officer beginning in February 1996, and Senior Vice President and General Manager of Macromedia's Internet and Multimedia Authoring Business from January 1997. From October 1994 to February 1996, he was Vice President of Product Development, and from October 1993 to October 1994, he was Director of Strategic Technology. From May 1991 to October 1993, he served as Director of System/User Software at GO Corporation. From October 1981 to May 1991, he served in various positions at Brown University; in his last position, he was Co-Director of the university's Institute for Research in Information and Scholarship (IRIS) where he managed and was the principal architect of the IRIS Intermedia system. Mr. Meyrowitz graduated from Brown in 1981 with a Sc. B. degree in Computer Science. He is a member of the ACM and the IEEE Computer Society.

    Ms. Nelson has been Chief Financial Officer and Secretary of Macromedia since February 1998. Ms. Nelson joined Macromedia in July 1996 as Vice President, Corporate Development, and was responsible for managing mergers and acquisitions and strategic planning. From 1988 to July 1996, Ms. Nelson worked at Hewlett-Packard, where she held positions in both Corporate Development and Financial Reporting and Analysis. From 1982 to 1986, she was a consultant with Robert Nathan Associates, an economic consulting firm, in Washington, D.C. Ms. Nelson holds an M.B.A. in Finance with Distinction from the Wharton School at the University of Pennsylvania and a B.S. degree in Foreign Service from Georgetown University.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 1998, 1999 and 2000 by (i) the Company's chief executive officer and (ii) the Company's five other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 (together, the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.




                                            SUMMARY COMPENSATION TABLE
                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                               ANNUAL COMPENSATION                            SECURITIES
                                               -------------------      OTHER ANNUAL          UNDERLYING            ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS       COMPENSATION            OPTIONS           COMPENSATION (1)
   ---------------------------      ----       ------       -----       ------------            -------           ----------------
                                                 $            $              $                     #                    $
                                                ---          ---            ---                   ---                  ---
                                                                                         MACR(2)        SHWV(3)
                                                                                         ------        -------


Robert K. Burgess............       2000      $200,000     $684,167          --          250,000      3,500,000(5)      $1,000
Chairman and                        1999       200,000      508,985          --          125,000          --             2,000
Chief Executive Officer             1998       300,055      185,195          --        1,000,000(4)       --               --


Brian Allum (6)..............       2000       200,000      466,052          --          110,000        210,000          1,000
Chief Operating Officer             1999       200,000      309,779     $357,131(8)        --             --             1,000
                                    1998       155,759      415,064(7)   209,996(8)      400,000          --             2,000

Norman K. Meyrowitz..........       2000       200,000      292,084       81,863(9)        --           100,000          1,000
President, Macromedia Ventures      1999       200,000      300,037          --           75,000           --            1,000
                                    1998       193,804      163,750          --          570,200(10)       --            1,000


Elizabeth A. Nelson (11).....       2000       162,500      281,563          --           70,000        210,000          1,000
Chief Financial Officer and         1999       150,000      225,028          --          193,055           --            1,000
Secretary                           1998       144,220       64,344          --           95,000(12)       --            1,000

Kevin Lynch..................       2000       150,000      243,817          --          100,000        700,000          1,000
President, Macromedia Products      1999       150,000      176,711          --          150,000           --            1,000
                                    1998       150,000       42,868          --          105,250(13)       --            1,000

David R. Mendels (14)........       2000       150,000      243,817          --           90,000         60,000          1,000
Senior Vice President, Business     1999       150,000      181,347          --          111,653           --            1,000
Development and Corporate           1998       150,000       46,932          --           64,000(15)       --            1,000
Marketing




----------------
(1)  Represents the Company's 401(k) plan contributions.

(2)  Options to purchase shares of Macromedia Common Stock.

(3) Options to purchase shares of Shockwave.com Common Stock. Shockwave.com is a privately held, majority-owned subsidiary of Macromedia.

(4)  Represents repricing of an option for 1,000,000 shares granted in fiscal
     1997.

(5) In connection with the recruitment of a new Chief Executive Officer of Shockwave.com, Mr. Burgess has surrendered 1,050,000 shares of Common Stock of Shockwave issued to him upon his exercise on April 17, 2000 of his Shockwave stock options, reducing the number of share of Common Stock of Shockwave held by Mr. Burgess from 3,500,000 to 2,450,000. The 1,050,000 shares were surrendered by Mr. Burgess at the original price paid by him.

(6)  Mr. Allum joined the Company in July 1997.

(7) Represents $140,259 in bonus earned, plus a one-time signing bonus of $150,000 grossed up to cover taxes to $274,805.

(8)  Represents relocation expenses.

(9)  Represents reimbursement for the purchase of an automobile.

(10) Represents new option grants of 350,000 shares in fiscal 1998 and a repricing of 220,200 option shares granted prior to fiscal 1998.

(11) Ms. Nelson became Chief Financial Officer in February 1998.

(12) Represents new option grants of 70,000 shares in fiscal 1998 and a repricing of 25,000 option shares granted prior to fiscal 1998.

(13) Represents new option grants of 30,000 shares in fiscal 1998 and a repricing of 75,250 option shares granted prior to fiscal 1998.

(14) Mr. Mendels became Senior Vice President of Business Development and Corporate Marketing in January 2000.


(15) Represents new option grants of 60,000 shares in fiscal 1998 and a repricing of 4,000 option shares granted prior to fiscal 1998.

      The following table sets forth further information regarding individual grants of stock options during fiscal 2000 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                          OPTION GRANTS IN FISCAL 2000



                                                  INDIVIDUAL GRANTS
                                                      PERCENT OF
                                       NUMBER OF        TOTAL
                                      SECURITIES       OPTIONS                                       POTENTIAL REALIZABLE VALUE
                                      UNDERLYING       GRANTED        PER SHARE                       AT ASSUMED ANNUAL RATES
                                        OPTIONS           TO          EXERCISE                       OF STOCK PRICE APPRECIATION
                                        GRANTED      EMPLOYEES IN      PRICE          EXPIRATION        FOR OPTION TERM(3)
NAME                       TYPE          (#)(1)     FISCAL 2000(1)    ($/SH)(2)          DATE           5%($)         10%($)
----                       ----       ----------   ----------------   ---------       ----------     ----------    -----------


Robert K. Burgess........  Macr       250,000            3.7%            $28.00        8/10/2009     $4,402,262   $11,156,197
                           Shwv     3,500,000(4)        23.5               0.50        2/14/2010      1,100,566     2,789,049

Brian Allum..............  Macr       110,000            1.6              28.00        8/10/2009      1,936,995     4,908,727
                           Shwv       210,000            1.4               0.50        2/14/2010         66,034       167,343

Norman K. Meyrowitz......  Macr            --            --                 --             --              --            --
                           Shwv       100,000            0.7               0.50        2/14/2010         31,445        79,687

Elizabeth A. Nelson......  Macr        70,000            1.0              28.00        8/10/2009      1,232,633     3,123,735
                           Shwv       210,000            1.4               0.50        2/14/2010         66,034       167,343

Kevin Lynch..............  Macr       100,000            1.5              28.00        8/10/2009      1,760,905     4,462,479
                           Shwv       700,000            4.7               0.50        2/14/2010        220,113       557,810

David R. Mendels.........  Macr        90,000            1.3              28.00        8/10/2009      1,584,815     4,016,231
                           Shwv        60,000            0.4               0.50        2/14/2010         18,867        47,812


--------------

(1) The percentages were calculated without giving effect to options issued by Andromedia and assumed by Macromedia.

(2) Macromedia stock options were awarded to the Named Executives with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Macromedia stock options granted to new employees become exercisable, so long as the employee continues to provide services to the Company, as to 25% of the shares at the end of the first year and as to 2.0833% per month thereafter. Macromedia stock options granted to existing employees become exercisable with respect to 2.0833% of the shares for each full month that the optionee renders services to the Company. Macromedia stock options expire ten years from the date of grant or at the time of the optionee's termination of employment. Shockwave stock options were awarded to the Named Executives with an exercise price equal to the fair market value of the Common Stock of Shockwave.com on the date of grant. The Shockwave stock options granted to the Named Executives became exercisable on the date of grant and expire the earlier of ten years from the date of grant and the time of the optionee's termination of employment. In addition, the shares of Common Stock of Shockwave issued to the Named Executives upon exercise of unvested options are subject to repurchase by Shockwave in the event of termination of employment of such Named Executive.

(3) The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

(4) In connection with the recruitment of a new Chief Executive Officer of Shockwave.com, Mr. Burgess has surrendered 1,050,000 shares of Common Stock of Shockwave issued to him upon his exercise on April 17, 2000 of his Shockwave stock options, reducing the number of share of Common Stock of Shockwave held by Mr. Burgess from 3,500,000 to 2,450,000. The 1,050,000 shares were surrendered by Mr. Burgess at the original price paid by him.

      The following table sets forth certain information concerning the exercise of stock options during fiscal 2000 by each of the Named Executive Officers and the number and value at March 31, 2000 of unexercised options held by said individuals.

                 AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND
                          MARCH 31, 2000 OPTION VALUES

                                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                       SHARES          VALUE       OPTIONS AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END(2)($)
                                     ACQUIRED ON      REALIZED     -----------------------------    -----------------------------
NAME                        TYPE     EXERCISE (#)      ($)(1)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                        ----     ------------     --------     -----------     -------------    -----------     -------------


Robert K. Burgess........   Macr       405,000     $16,519,944        509,480(3)         325,520     $40,145,164     $22,819,263
                            Shwv           --               --      3,500,000(4)             --               --              --

Brian Allum..............   Macr      131,000        5,914,273        127,750            211,250       9,894,713       15,859376
                            Shwv           --               --        210,000                --              --               --

Norman K. Meyrowitz......   Macr      194,800        9,217,519        245,112            200,108      20,051,539      16,058,061
                            Shwv           --               --        100,000                --              --              --

Elizabeth A. Nelson......   Macr       64,601        2,449,893          66,863           189,091       4,783,924      13,749,949
                            Shwv           --               --         210,000               --              --              --

Kevin Lynch..............   Macr       55,000        2,889,537        129,590            170,660       9,605,922      12,088,846
                            Shwv           --               --        700,000                --              --              --

David R. Mendels.........   Macr       53,952        2,532,666         64,774            149,152       4,790,830      10,622,479
                            Shwv           --               --         60,000                --              --              --


-------------------------

(1) "Value Realized" represents the fair market value of the shares underlying the option on the date of exercise less the aggregate exercise price.

(2) The values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized. The values are based, with respect to options exercisable for shares of Macromedia's Common Stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of Macromedia's Common Stock on March 31, 2000 ($90.3125 per share) and, with respect to options exercisable for Shockwave.com's Common Stock, on the spread between the exercise prices of outstanding stock options and the fair market value on March 31, 2000 determined by the Board of Directors ($0.50 per share).

(3) Includes 1,176 shares of Common Stock of Macromedia issuable upon exercise of options transferred by Mr. Burgess to certain trusts held for the benefit of his children.

(4) In connection with the recruitment of a new Chief Executive Officer of Shockwave.com, Mr. Burgess has surrendered 1,050,000 shares of Common Stock of Shockwave issued to him upon his exercise on April 17, 2000 of his Shockwave stock options, reducing the number of share of Common Stock of Shockwave held by Mr. Burgess from 3,500,000 to 2,450,000. The 1,050,000 shares were surrendered by Mr. Burgess at the original price paid by him.

                            COMPENSATION OF DIRECTORS

      Each non-employee director is reimbursed for actual business expenses incurred in attending each Board meeting. No cash compensation is paid to non-employee directors. In any calendar year, there are approximately four meetings of the Board held per year.

      In addition, under the Company's 1993 Directors Stock Option Plan, each director of the Company who is not an employee of the Company (or of any parent or subsidiary of the Company) ("Outside Director") receives automatic grants of stock options. Each Outside Director who first becomes a member of the Board is automatically granted an option to purchase 50,000 shares of Common Stock on the date the Outside Director first becomes a member of the Board (an "Initial Grant"). Each Outside Director subsequently automatically receives a new 50,000 share option grant on the first day of the month following the full vesting of his or her prior option grant, so long as he or she continuously remains a director of the Company (a "Succeeding Grant"). Notwithstanding the foregoing, the Board may increase or decrease the number of option shares that may be granted to an Outside Director under the Directors Plan.

                              EMPLOYMENT AGREEMENTS

ROBERT K. BURGESS EMPLOYMENT AGREEMENT

      The Company entered into an employment agreement with Mr. Burgess in August 1996. The employment agreement specified that Mr. Burgess' annual base salary be $300,000, and that he would have the opportunity to earn an annual target bonus of $200,000, if he met 100% of the objectives established by the Board and up to a maximum annual bonus of $480,000, if he had exceeded 100% of certain objectives. In fiscal 1999, Mr. Burgess volunteered to reduce his annual base salary from $300,000 to $200,000, and increase his target variable compensation from $200,000 to $300,000 based upon 100% achievement of the Company's financial plan, with the variable compensation to be proportionally adjusted in accordance with the Company's earnings performance. In fiscal 2000, the Compensation Committee increased the target variable compensation for Mr. Burgess from $300,000 to $400,000. In addition, in 1996, in accordance with his employment agreement, Mr. Burgess was granted a non-plan stock option grant for 1,000,000 shares of the Company's Common Stock which vests, so long as Mr. Burgess continues to provide services to the Company, as to 25% of the shares at the end of twelve months of employment and monthly thereafter for the next three years.

      The Company made a recourse loan to Mr. Burgess for $2,000,000 at an interest rate of 6% per year to refinance his residence. The principal and accrued interest on the loan, which is secured by his residence, is payable in full three years from the date of the loan, or if earlier, his termination of employment or the sale of such residence. Mr. Burgess has since repaid the loan entirely.

      Upon termination for other than cause or constructive termination, Mr. Burgess will continue to receive his salary and bonus at the target plan for a period of twelve months. In addition, Mr. Burgess will be entitled to continue vesting in his options for the greater of (i) twenty-four months, reduced by the number of months from the grant date to his date of termination or (ii) twelve months. In the event Mr. Burgess is constructively terminated as president or voluntarily terminates within 180 days following a change in control, he will continue to receive his salary and bonus for twelve months, and Mr. Burgess' options will immediately become exercisable and vest as if he had remained employed for an additional twenty-four months, and will remain exercisable for twenty-four months following the later of his termination of employment as President or the date of his option acceleration.

BRIAN ALLUM EMPLOYMENT AGREEMENT

       The Company entered into an employment agreement with Brian Allum, who is Chief Operating Officer of the Company, in July 1997. Pursuant to his employment agreement, Mr. Allum's base salary is $200,000 and he is eligible to earn an annual target bonus of $200,000 per year if he meets 100% of the objectives established each year by the Board and up to a maximum annual bonus of $600,000 per year, if he exceeds 100% of certain specified objectives. Mr. Allum was guaranteed base salary and bonus compensation of $400,000 for his first year of employment. Mr. Allum received a payment of $150,000, net of taxes, as a signing bonus and to cover his miscellaneous relocation expenses. In addition, Mr. Allum was granted an option for 400,000 shares of the Company's Common Stock under the Company's 1992 Equity Incentive Plan, which vests and becomes exercisable, for so long as Mr. Allum continues to provide services to the Company, as to 25% of the shares at the end of twelve months of employment and monthly thereafter for the next three years.

       The Company made a recourse loan to Mr. Allum for up to $2,400,000 for the purchase of his primary residence and improvements to it. No interest accrued on the loan to Mr. Allum during the first two years through July 15, 1999 (the "Initial Period") and the Company agreed to provide Mr. Allum with a tax gross-up of the resulting taxable benefits. After the Initial Period, interest has been accruing at an annually compounded rate of 6.65% per year. The principal and accrued interest on the loan, which is secured by Mr. Allum's residence, is payable in full on the earliest of (a) seven years from the date of the loan; (b) 180 days after the termination of Mr. Allum's employment with the Company for any reason; or (c) immediately upon the sale of Mr. Allum's house. During the Initial Period, the Company also agreed to pay the property taxes and property insurance with respect to Mr. Allum's California residence, with a tax gross-up of the resulting taxable benefits, and the cost of repairs, maintenance and other one-time incremental expenses associated with his Canadian residence incurred as a result of the Company's desire to have Mr. Allum rapidly relocate to California. In addition, during the Initial Period, the Company has agreed that it will, upon Mr. Allum's request, repurchase the California residence at Mr. Allum's cost, plus the cost of any improvements made thereto.

       Upon termination other than for cause or a voluntary termination, Mr. Allum will continue to receive his base salary and health and life insurance benefits for a period of twelve months and the Company shall reimburse Mr. Allum for his relocation costs in moving back to Canada. In the event of a change in control of the Company, the vesting of all of Mr. Allum's options will immediately be accelerated by eighteen months.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board (the "Committee") makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: Donald L.
Lucas and William B. Welty.

                      REPORT OF THE COMPENSATION COMMITTEE


      This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

      Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two independent non-employee Directors, neither of whom have any interlocking relationships as defined by the SEC. Although Robert K. Burgess (the Company's Chairman and Chief Executive Officer) and Elizabeth A. Nelson (the Company's Chief Financial Officer), attended the meetings of the Committee, they do not participate in deliberations that relate to their own compensation.

GENERAL COMPENSATION POLICY

      The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of the Company at or about the beginning of each fiscal year. The Committee administers the Company's incentive and equity plans, including the 1992 Equity Incentive Plan (the "1992 Plan"), the Executive Incentive Plan (the "Incentive Plan"), the 1999 Stock Option Plan (the "1999 Stock Plan"), the Andromedia 1999 Stock Plan and the 1993 Employee Stock Purchase Plan.

      The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation to corporate performance. Consistent with this philosophy, the incentive component of the compensation of the executive officers of the Company is contingent on corporate profits and sales performance (including revenue and product sell-through performance measurements). Long-term equity incentives for executive officers are effected through the granting of stock options. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

      The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee informally reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company's corporate goals. Subject to the limitations regarding available data, the Committee compared the compensation of the Company's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive a quarterly cash bonus under the Incentive Plan and are eligible to participate in the 1992 Plan.

      In preparing the performance graph for this Proxy Statement, the Company used the Hambrecht & Quist Stock Index as its published line of business index. The compensation practices of most of the companies in the Hambrecht & Quist Stock Index were not reviewed by the Company when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent.

FISCAL 2000 EXECUTIVE COMPENSATION

      BASE COMPENSATION. The Committee reviewed the recommendations and performance and market data outlined above and established a base salary level for each executive officer, including the CEO.

      INCENTIVE COMPENSATION. Under the Incentive Plan, cash bonuses are awarded only if the Company meets predetermined objectives set by the Board at the beginning of the year. For fiscal 2000, the objectives used by the Company as the basis for incentive compensation for the CEO and other executives were based on a combination of revenue, predictability of results, channel sell-through performance, and profitability. The target amount of bonus and the actual amount of bonus are determined by the Committee, in its discretion. For fiscal 2000, executive bonuses ranged from $171,043 to $684,167.

      STOCK OPTIONS. In fiscal 2000, stock options to purchase shares of Common Stock of the Company (the "Macromedia Options") were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Macromedia Options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional Macromedia Options to executives for other reasons. The number of shares subject to each Macromedia Option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In fiscal 2000, the Committee considered these factors, as well as the number of Macromedia Options held by such executive officers as of the date of grant that remained unvested. In the discretion of the Committee, executive officers may also be granted Macromedia Options under the 1992 Plan or the 1999 Plan (within the limitations on grants to executive under the 1999 Plan) to provide greater incentives to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The Macromedia Options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

      In addition, in fiscal 2000, stock options to purchase shares of Common Stock of Shockwave.com (the "Shockwave Options"), a privately held, majority-owned subsidiary of the Company, were granted to executive officers to aid in the retention of executive officers and to recognize their contribution to the growth of Shockwave.com business. The Shockwave Options issued to the executive officers became exercisable upon grant and were granted at a price that was equal to the value deemed to be the fair market value of the Common Stock of Shockwave.com on the date of such grant. Any shares of Common Stock of Shockwave.com issued to an executive officer upon exercise of unvested Shockwave Options are subject to repurchase upon termination of employment of such executive officer.

      COMPANY PERFORMANCE AND CEO COMPENSATION. For the fiscal year 2000, Robert
K. Burgess, the President and CEO of the Company, received a base salary of $200,000 and was eligible to earn a target bonus of $400,000 based on attainment of 100% of the Macromedia Executive Bonus Plan objectives, with a total bonus potential of in excess of that based on proportional achievement above the objectives. In addition, in fiscal 2000, the Company granted him a non-qualified stock option of 250,000 shares of Common Stock of the Company and 3,500,000 shares of Common Stock of Shockwave.com. In connection with the recruitment of a new Chief Executive Officer of Shockwave.com, Mr. Burgess has subsequently surrendered 1,050,000 shares of Common Stock of Shockwave issued to him upon his exercise on April 17,2000 of his Shockwave stock options, reducing the number of share of Common Stock of Shockwave held by Mr. Burgess from 3,500,000 to 2,450,000. The 1,050,000 shares were surrendered by Mr. Burgess at the original price paid by him. For fiscal 2001, Mr. Burgess will receive a base salary of $200,000 with a target bonus of $400,000 based on attainment of 100% of the Macromedia Executive Bonus Plan objectives, with his bonus to be proportionally adjusted for his performance.

      COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 2001. The 1992 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The 1999 Plan is not in compliance with Section 162(m). The Company does not expect cash compensation for fiscal 2001 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).



                                                      COMPENSATION COMMITTEE

                                                      DONALD L. LUCAS
                                                      WILLIAM B. WELTY

                         COMPANY STOCK PRICE PERFORMANCE

      The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 1995 through and including March 31, 2000 with the cumulative total return on The Nasdaq (US only) Stock Market and the Chase Hambrecht & Quist Technology Index (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on March 31, 1995 and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each month presented.



                         COMPANY STOCK PRICE PERFORMANCE

                                     [CHART]

                 * $100 INVESTED ON 3/31/95 IN STOCK OR INDEX -
                      INCLUDING REINVESTMENT OF DIVIDENDS.
                          FISCAL YEAR ENDING MARCH 31.

                            DATA FOR MACROMEDIA, INC.
                      COMMON STOCK PRICE PERFORMANCE GRAPH
                              QUARTERLY DATA SERIES
    SCALED PRICES: Stock and index prices scaled to 100 as of March 31, 1995.



                                                   CHASE H&Q
                                                   ---------
             DATE                MACR           TECHNOLOGY INDEX        NASDAQ
             ----                ----           ----------------        ------


            Mar-95             100.00                 100.00            100.00
            Mar-96             253.33                 136.10            135.79
            Mar-97              53.70                 158.18            150.95
            Mar-98              88.15                 235.58            228.88
            Mar-99             268.52                 329.59            309.19
            Mar-00             535.19                 762.42            574.68


                              CERTAIN TRANSACTIONS


      From April 1, 1999 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company's Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and under "Executive Compensation" and "Employment Agreements."

      The Company entered into a consulting agreement with John (Ian) Giffen, a director of the Company, in February 1998, pursuant to which Mr. Giffen agreed to advise the Company's Chief Financial Officer, senior finance staff and investment relations staff in certain areas and work on special projects for the Company. In consideration for these services, which are beyond his duties as a director of the Company, Mr. Giffen was granted a stock option for 75,000 shares of the Company's Common Stock and received $8,334 per month. His stock option vests and becomes exercisable at the rate of 2.78% per month. Upon a change of control of the Company that occurs while Mr. Giffen is providing services to the Company, his stock option for 75,000 shares becomes immediately vested and exercisable as to all shares. The consulting agreement had a term of two years and was terminable only for cause. Effective March 31, 2000, the consulting agreement was amended to extend the term thereof and to reduce the services to be provided by Mr. Giffen and the compensation from $8,344 per month to $4,167 per month.

      The Company and Shockwave.com, Inc., a majority-owned subsidiary of the Company, entered into a Series B Preferred Stock Purchase Agreement, dated December 1, 1999, with various investors, including affiliates of Sequoia Capital (collectively, the "Sequoia Affiliates") of which Mark Kvamme, a director of the Company, is a partner. Pursuant to the Series B Stock Purchase Agreement, Shockwave.com, Inc. issued and sold in a private placement 18,187,4000 shares of its Series B Preferred Stock, par value $0.001 per share, to the investors parties thereto, including 13,599,400 shares to the Sequoia Affiliates, at a purchase price of $2.50 per share. In connection with the private placement, the Company, Shockwave.com and the investors, including the Sequoia Affiliates, entered into an Investors' Rights Agreement, dated December 1, 1999, and a Voting Agreement, dated December 1, 1999, providing for customary registration and voting rights and protective provisions.

      The Company made a recourse loan to Mr. Elop, a Senior Vice President and General Manager of eBusiness Solutions, for $1,000,000 in principal amount on April 24, 1998 for the purchase of his primary residence. Pursuant to the Secured Full Recourse Promissory Note issued by Mr. Elop to the Company in connection with the loan, the interest on the loan will accrete at the rate of 5.51%, compounded annually. The principal and accreted interest on the loan, which is secured by Mr. Elop's residence, is payable in full on the earliest of
(a) three years from the date of the loan; (b) 180 days after the termination of Mr. Elop's employment with the Company for any reason; (c) immediately upon the sale of Mr. Elop's house or (d) upon certain events of bankruptcy relating to Mr. Elop. The principal amount of, and the accreted interest on, the loan was fully paid by Mr. Elop on June 1, 2000.

      The Company made a recourse loan to Kevin Lynch, the President of Macromedia Products, for $349,300 in principal amount on April 17, 2000, in connection with Mr. Lynch's exercise of options to purchase shares of Common Stock of Shockwave.com, Inc., a majority-owned subsidiary of the Company. Pursuant to the Secured Full Recourse Promissory Note issued by Mr. Lynch to the Company in connection with the loan, the interest on the loan will accrete at the rate of 6.60%, compounded semi-annually. The principal and accreted interest on the loan, which is secured, pursuant to a Stock Pledge

Agreement, dated April 17, 2000, between the Company and Mr. Lynch, by the shares of Common Stock of Shockwave.com issued upon exercise of Mr. Lynch's options, is payable in full on the earliest of (a) the termination of Mr. Lynch's employment with the Company for any reason, (b) the transfer by Mr. Lynch (other than to the Company) of any shares of Common Stock of Shockwave.com secured in connection with the loan or (c) upon certain events of bankruptcy relating to Mr. Lynch.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company at its principal executive offices no later than March 8, 2001 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before the 2001 annual meeting of stockholders (but not include it in the Company proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by May 22, 2001.

                                  SECTION 16(a)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                                                      APPENDIX A

                                MACROMEDIA, INC.

                           1992 EQUITY INCENTIVE PLAN

                          As Adopted September 23, 1992
                        and Amended Through June 23, 2000

                1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

                2.       SHARES SUBJECT TO THE PLAN.

                         2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2
and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 17,400,000 Shares. Any Shares issuable upon exercise of options granted pursuant to the Authorware 1988 Stock Option Plan, the Macromind, Inc. 1989 Incentive Stock Option Plan and 1989 Nonstatutory Stock Option Plan, and the Paracomp, Inc. 1989 Stock Option Plan (the "PRIOR PLANS") that expire or become unexercisable for any reason without having been exercised in full, shall no longer be available for distribution under the Prior Plans, but shall be available for distribution under this Plan. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) are subject to an Award that otherwise terminates without Shares being issued.

                         2.2 ADJUSTMENT OF SHARES. In the event that the number
of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and PROVIDED, FURTHER, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

                3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company; PROVIDED such consultants, contractors and advisers
(a) are natural persons; (b) render bona fide services to the Company; and (c) the services are not in connection with the offer and sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. No "Named Executive Officer" (as that term is defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act) shall be eligible to receive more than 1,800,000 Shares at any time during the term of this Plan pursuant to the grant of Awards hereunder. A person may be granted more than one Award under the Plan.

                4.       ADMINISTRATION.

                         4.1 COMMITTEE AUTHORITY. The Plan shall be administered
by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

                (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

                (b) prescribe, amend and rescind rules and regulations relating to the Plan;

                (c)     select persons to receive Awards;

                (d)     determine the form and terms of Awards;

                (e) determine the number of Shares or other consideration subject to Awards;

                (f) determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

                (g)     grant waivers of Plan or Award conditions;

                (h) determine the vesting, exercisability and payment of Awards;

                (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

                (j)     determine whether an Award has been earned; and

                (k) make all other determinations necessary or advisable for the administration of the Plan.

                         4.2 COMMITTEE DISCRETION. Any determination made by the
Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

                         4.3 COMPLIANCE WITH CODE SECTION 162(M). If two or more
members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors.

                5. OPTIONS. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, including, in the case of a NQSO and subject to the limits in Section 11 on such transfers, whether the Option or an interest therein may be transferred during the Participant's lifetime, all subject to the following:

                         5.1 FORM OF OPTION GRANT. Each Option granted under the
Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("STOCK OPTION AGREEMENT"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

                         5.2 DATE OF GRANT. The date of grant of an Option shall
be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                         5.3 EXERCISE PERIOD. Options shall be exercisable
within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of one hundred twenty (120) months from the date the Option is granted, and provided further that no Option granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("TEN PERCENT STOCKHOLDER") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

                         5.4 EXERCISE PRICE. The Exercise Price shall be
determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

                         5.5 METHOD OF EXERCISE. Options may be exercised only
by delivery by the Holder to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Holder), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Holder's investment intent and access to information, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

                         5.6 TERMINATION. Notwithstanding the exercise periods
set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

                (a) If the Participant is Terminated for any reason except death or Disability, then Holder may exercise such Holder's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement or such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee and specified in the Stock Option Agreement, with any exercise beyond three
                        (3) months after the Termination Date deemed to be an
                        NQSO), but in any event, no later than the expiration date of the Options.

                (b) If the Participant is terminated because of death or Disability (or the participant dies within three months of such termination), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by the Holder no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement or such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee and specified in the Stock Option Agreement (with any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, or
                        (ii) twelve (12) months after the Termination Date when the Termination is for Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

                         5.7 LIMITATIONS ON EXERCISE. The Committee may specify
a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Holder from exercising the Option for the full number of Shares for which it is then exercisable.

                         5.8 LIMITATIONS ON ISOS. The aggregate Fair Market
Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

                         5.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee
may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; PROVIDED, HOWEVER, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; PROVIDED, FURTHER, that the Exercise Price shall not be reduced below the par value of the Shares, if any.

                         5.10 NO DISQUALIFICATION. Notwithstanding any other
provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

                6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "PURCHASE PRICE"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

                         6.1 FORM OF RESTRICTED STOCK AWARD. All purchases under
a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("RESTRICTED STOCK PURCHASE AGREEMENT") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Holder's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

                         6.2 PURCHASE PRICE. The Purchase Price of Shares sold
pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least 85% of the Fair Market Value of the Shares when the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price shall be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

                         6.3 RESTRICTIONS. Restricted Stock Awards shall be
subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

                7.       STOCK BONUSES.

                         7.1 AWARDS OF STOCK BONUSES. A Stock Bonus is an
award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "STOCK BONUS AGREEMENT") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "PERFORMANCE STOCK BONUS AGREEMENT") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

                         7.2 TERMS OF STOCK BONUSES. The Committee shall
determine to whom a Stock Bonus shall be granted, the number of Shares to be awarded to the Participant, whether such Shares shall be Restricted Stock and all other terms and conditions of the Stock Bonus. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "PERFORMANCE PERIOD") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

                         7.3 FORM OF PAYMENT. The earned portion of a Stock
Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

                         7.4 TERMINATION DURING PERFORMANCE PERIOD. If a
Participant is Terminated during a Performance Period for any reason, then such Holder shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

                8.       PAYMENT FOR SHARE PURCHASES.

                         8.1 PAYMENT. Payment for Shares purchased pursuant to
the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                (a) in the case of exercise by the Participant, Participant's guardian or legal representative or the authorized legal representative of Participant's heirs or legatees after Participant's death, by cancellation of indebtedness of the Company to the Participant;

                (b) by surrender of Shares that either: (1) have been owned by Holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Holder in the public market;

                (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; PROVIDED, HOWEVER, that Holders who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; PROVIDED, FURTHER, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

                (d) in the case of exercise by the Participant, Participant's guardian or legal representative or the authorized legal representative of Participant's heirs or legatees after Participant's death, by waiver of compensation due or accrued to Participant for services rendered;

                (e)      by tender of property;

                (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                         (1) through a "same day sale" commitment from Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Holder irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                         (2) through a "margin" commitment from Holder and an NASD Dealer whereby Holder irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                (g)      by any combination of the foregoing.

                         8.2 LOAN GUARANTEES. The Committee may help the
Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

                9.       WITHHOLDING TAXES.

                         9.1 WITHHOLDING GENERALLY. Whenever Shares are to be
issued in satisfaction of Awards granted under the Plan, the Company may require the Holder to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                         9.2 STOCK WITHHOLDING. When, under applicable tax laws,
a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

                10.      PRIVILEGES OF STOCK OWNERSHIP.

                         10.1 VOTING AND DIVIDENDS. No Holder shall have any of
the rights of a stockholder with respect to any Shares until the Shares are issued to the Holder. After Shares are issued to the Holder, the Holder shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; PROVIDED, that if such Shares are Restricted Stock, then any new, additional or different securities the Holder may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; PROVIDED, FURTHER, that the Holder shall have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

                         10.2 FINANCIAL STATEMENTS. The Company shall provide
financial statements to each Holder prior to such Holder 's purchase of Shares under the Plan, and to each Holder annually during the period such Holder has Options outstanding; PROVIDED, HOWEVER, the Company shall not be required to provide such financial statements to Holders who are also Participants and whose services in connection with the Company assure them access to equivalent information.

                11. TRANSFERABILITY. Except as otherwise provided in this
Section 11, no Award and no interest therein may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will and by the laws of descent and distribution and no Award may be made subject to execution, attachment or similar process:

                         (a) ALL AWARDS OTHER THE NQSO'S. All Awards other than
NQSO's shall be exercisable: (i) during the Participant's lifetime, only by (A) the Participant, or (B) the Participant's guardian or legal representative; and
(ii) after Participant's death, by the legal representative of the Participant's heirs or legatees; and

                         (b) NQSOS. Unless otherwise restricted by the
Committee, an NQSO Option shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the Option by Permitted Transfer; and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees.

                12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement
(a) a right of first refusal to purchase all Shares that a Holder may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by a Holder following the related Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at: (A) with respect to Shares that are "Vested" (as defined in the Award Agreement), the higher of: (l) the original Purchase Price under the Award, or (2) the Fair Market Value of such Shares on Participant's Termination Date, PROVIDED, such right of repurchase terminates when the Company's securities become publicly traded; or (B) with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the original Purchase Price under the Award, PROVIDED, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

                13. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

                14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Holder's Shares, the Committee may require the Holder to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the

Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; PROVIDED, HOWEVER, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro-rata basis as the promissory note is paid.

                15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Holders, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Holder shall agree.

                16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

                17. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

                18. CORPORATE TRANSACTIONS.

                         18.1 ASSUMPTION OR REPLACEMENT OF AWARDS BY
SUCCESSOR. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Holders), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Holders. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Holders as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Holder, substantially similar shares or other property subject repurchase restrictions no less favorable to the Holder.

                         18.2 EXPIRATION OF OPTIONS. In the event such successor
corporation, if any, refuses to assume or substitute the Options, as provided above, pursuant to a transaction described in Subsection 18.1(a) above, such Options shall expire on such transaction at such time and on such conditions as the Board shall determine. In the event such successor corporation, if any, refuses to assume or substitute the Options as provided above, pursuant to a transaction described in Subsections 18.1(b), (c) or (d) above, or there is no successor corporation, and if the Company ceases to exist as a separate corporate entity, then, notwithstanding any contrary terms in the Award Agreement, the Options shall expire on a date at least twenty (20) days after the Board gives written notice to Holders specifying the terms and conditions of such termination.

                         18.3 OTHER TREATMENT OF AWARDS. Subject to any greater
rights granted to Holders under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                         18.4 ASSUMPTION OF AWARDS BY THE COMPANY. The Company,
from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (EXCEPT that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

                19. ADOPTION AND STOCKHOLDER APPROVAL. The Plan shall become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE"). The Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; PROVIDED, HOWEVER, that: (a) no Option may be exercised prior to initial stockholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Shares issued pursuant to any Award shall be canceled and any purchase of Shares hereunder shall be rescinded.

                20. TERM OF PLAN. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval.

                21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; PROVIDED, HOWEVER, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

                22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                23. GOVERNING LAW. The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

                24. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

                         "AFFILIATE" means any corporation that directly, or
indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                         "AWARD" means any award under the Plan, including any
Option, Restricted Stock or Stock Bonus.

                         "AWARD AGREEMENT" means, with respect to each Award,
the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

                         "BOARD" means the Board of Directors of the Company.

                         "CODE" means the Internal Revenue Code of 1986, as
amended.

                         "COMMITTEE" means the committee appointed by the Board
to administer the Plan, or if no committee is appointed, the Board.

                         "COMPANY" means Macromedia, Inc., a corporation
organized under the laws of the State of Delaware, or any successor corporation.

                         "DISABILITY" means a disability, whether temporary or
permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                         "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended.

                         "EXERCISE PRICE" means the price at which a holder of
an Option may purchase the Shares issuable upon exercise of the Option.

                         "FAIR MARKET VALUE" means, as of any date, the value of
a share of the Company's Common Stock determined as follows:

                (a) if such Common Stock is then quoted on the NASDAQ National Market System, its last reported sale price on the NASDAQ National Market System or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                (c) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market System nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by THE WALL STREET JOURNAL, for the over-the-counter market; or

                (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

                "FAMILY MEMBER" includes any of the following:

                             (a) child, stepchild, grandchild, parent,
stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

                             (b) any person (other than a tenant or employee)
sharing the Participant's household;

                             (c) a trust in which the persons in (a) and (b)
have more than fifty percent of the beneficial interest;

                             (d) a foundation in which the persons in (a) and
(b) or the Participant control the management of assets; or

                             (e) any other entity in which the persons in (a)
and (b) or the Participant own more than fifty percent of the voting interest.

                         "HOLDER" means the following person to the extent such
person has or controls an interest in an Award at the time in question: (a) the Participant; (b) the Participant's guardian or legal representative; (c) a Family Member who is a transferee of an Award from the Participant in a Permitted Transfer, and (d) the authorized legal representative of such person's heirs or legatees after such person's death.

                         "INSIDER" means an officer or director of the Company
or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

                         "OPTION" means an award of an option to purchase Shares
pursuant to Section 5.

                         "OUTSIDE DIRECTOR" shall mean any director who is not
(i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or
(iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

                         "PARENT" means any corporation (other than the Company)
in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         "PARTICIPANT" means a person who receives an Award
under the Plan.

                         "PERMITTED TRANSFER" means, as authorized by this Plan
and the Committee in an NQSO Option, any transfer effected by the Participant during the Participant's lifetime of an interest in such Option but only such transfers which are by gift or domestic relations order. A Permitted Transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

                         "PLAN" means this Macromedia, Inc. 1992 Equity
Incentive Plan, as amended from time to time.

                         "RESTRICTED STOCK AWARD" means an award of Shares
pursuant to Section 6.

                         "SEC" means the Securities and Exchange Commission.

                         "SECURITIES ACT" means the Securities Act of 1933, as
amended.

                         "SHARES" means shares of the Company's Common Stock,
$0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

                         "STOCK BONUS" means an award of Shares, or cash in lieu
of Shares, pursuant to Section 7.

                         "SUBSIDIARY" means any corporation (other than the
Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                         "TERMINATION" or "TERMINATED" means, for purposes of
the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, PROVIDED, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

                                                                      APPENDIX B

                                MACROMEDIA, INC.

                        1993 EMPLOYEE STOCK PURCHASE PLAN

                           As Adopted October 15, 1993
                        and Amended Through June 23, 2000

         1. ESTABLISHMENT OF PLAN. Macromedia, Inc. (the "COMPANY") proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (this "PLAN"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively, "SUBSIDIARIES") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 1,150,000 shares of the Company's Common Stock is reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

         2. PURPOSE. The purpose of the Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "BOARD") as eligible to participate in the Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

         3. ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the "COMMITTEE"). As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

         4. ELIGIBILITY. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

             (a) employees who are not employed by the Company or Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

             (b) employees who are customarily employed for less than 20 hours per week;

             (c) employees who are customarily employed for less than 5 months in a calendar year;

             (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

An individual who provides services to the Company, or any designated Subsidiary, as an independent contractor shall not be considered an "employee" for purposes of this Section 4 or this Plan, and shall not be eligible to participate in this Plan, except during such periods as the Company or the designated Subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.

         5. OFFERING DATES. The Offering Periods of the Plan (the "OFFERING PERIOD") shall be of 6 months duration commencing February 16 and August 16 of each year and ending on August 15 and February 15 respectively, during which payroll deductions of the participant are accumulated under this Plan. The first day of each Offering Period is referred to as the "Offering Date". The last business day of each Offering Period is referred to as the "Purchase Date". The Board shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

         6. PARTICIPATION IN THE PLAN. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's or Subsidiary's (whichever employs such employee) treasury department (the "TREASURY DEPARTMENT") not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to the Treasury Department by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing a subscription agreement with the Treasury Department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in the Plan.

         7. GRANT OF OPTION ON ENROLLMENT. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (the "ENTRY PRICE") or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided, however, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

                         8. PURCHASE PRICE. The purchase price per share at
which a share of Common Stock will be sold in any Offering Period shall be 85 percent of the lesser of:

             (a)  The fair market value on the Offering Date; or

             (b) The fair market value on the Purchase Date.

                For purposes of the Plan, the term "fair market value" on a given date shall mean the fair market value of the Company's Common Stock as determined by the Committee from time to time in good faith. If a public market exists for the shares, the fair market value shall be the average of the last reported bid and asked prices for the Common Stock of the Company on the last trading day prior to the date of determination, or, in the event the Common Stock of the Company is listed on the NASDAQ National Market System, the fair market value shall be the average of the high and low prices of the Common Stock on the determination date as quoted on the NASDAQ National Market System and reported in THE WALL STREET JOURNAL.

         9. PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

             (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant's compensation in one percent increments not less than 2 percent nor greater than 15 percent, not to exceed $25,000 per year or such lower limit set by the Committee. Compensation shall mean all W-2 compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions; provided, however, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

             (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Treasury Department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Treasury Department's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Treasury Department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Offering Period.

             (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

             (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant's account after such purchase of shares shall be carried forward, without interest, into the next Offering Period; provided, however, that any cash remaining in such participant's account on a Purchase Date due to the limitations of Sections 10(a) and 10(d) shall be returned to the participant as soon as practicable after the end of the Offering Period, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

             (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

             (f) During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         10.  LIMITATIONS ON SHARES TO BE PURCHASED.

              (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

              (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

              (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "MAXIMUM SHARE AMOUNT"). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

              (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

         11.  WITHDRAWAL.

              (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Treasury Department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least 15 days prior to the end of an Offering Period.

              (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in the Plan shall terminate. In the event a participant voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

         12. TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in the Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         13. RETURN OF PAYROLL DEDUCTIONS. In the event a participant's interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan.

         14. CAPITAL CHANGES. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

       In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

       The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

         15. NONASSIGNABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

         16. REPORTS. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

         17. NOTICE OF DISPOSITION. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within one year from the Purchase Date on which such shares were purchased (the "NOTICE PERIOD"). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

         18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

         19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

         20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. TERM; STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of the Company. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to the Plan shall occur prior to such stockholder approval. The Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the shares of Common Stock reserved for issuance under the Plan, or one (1) year from the adoption of the Plan by the Board (unless extended by the Board for a period of up to ten (10) years from the adoption date.)

         22.  DESIGNATION OF BENEFICIARY.

                (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to a Purchase Date.

                (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

         25. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend, terminate or the extend the term of the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

                (a) increase the number of shares that may be issued under the Plan; or

                (b) change the designation of the employees (or class of employees) eligible for participation in the Plan.

                                MACROMEDIA, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 11, 2000


      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


                  The undersigned hereby appoints Robert K. Burgess and Elizabeth A. Nelson, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Macromedia, Inc. (the "Company") to be held at 600 Townsend Street, San Francisco, California 94103 on August 11, 2000, at 1:00 p.m. P.D.T., and any
                  adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:



                                                                  SEE REVERSE
                                                                  SIDE



                                                              X  Please mark  your choices like this


---------------------------------         -----------------------
         ACCOUNT NUMBER                            COMMON
==================================================================================================================================

1.  ELECTION             ----------      -------------                                   ----------   -------------   ------------
    OF DIRECTORS              FOR         WITHHELDFOR    2.  AMENDMENT TO THE                 FOR         AGAINST       ABSTAIN
                                             ALL             COMPANY'S CERTIFICATE OF
                                                             INCORPORATION TO INCREASE
                                                             THE NUMBER OF AUTHORIZED
                                                             SHARES OF COMMON STOCK
Nominees:         Robert K. Burgess   Donald L. Lucas                                    ----------   -------------   ------------
                  John (Ian) Giffen   Alan Ramadan       3.  AMENDMENT TO THE                 FOR        AGAINST        ABSTAIN
                  Mark D. Kvamme      William B. Welty       COMPANY'S 1992 EQUITY
                                                             INCENTIVE PLAN












Instruction: To withhold authority                                                       ----------   -------------   ------------
             to vote for any individual nominee, write   4.  AMENDMENT TO THE                 FOR        AGAINST        ABSTAIN
             that nominee's name on the space provided       COMPANY'S 1993 EMPLOYEE
             below:______________                            STOCK PURCHASE PLAN

                                                                                         ----------   -------------   ------------

                                                         5.  RATIFICATION OF SELECTION        FOR        AGAINST        ABSTAIN
                                                             OF KPMG LLP AS THE
                                                             COMPANY'S INDEPENDENT
                                                             AUDITORS
==================================================================================================================================

=====================================================
                     -------   PLEASE MARK
                        X      YOUR CHOICES
                     -------   LIKE THIS




    The Board of Directors recommends a vote
    FOR all nominees for election and FOR
    Proposals 2, 3, 4 and 5.



    THIS PROXY WILL BE VOTED AS DIRECTED
    ABOVE.  IN THE ABSENCE OF DIRECTION, THIS
    PROXY WILL BE VOTED FOR THE COMPANY'S
    NOMINEES FOR ELECTION AND FOR PROPOSALS
    2, 3, 4 and 5. In their discretion, the
    proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange
    Commission. THIS PROXY IS SOLICITED ON
    BEHALF OF THE BOARD OF DIRECTORS OF THE
    COMPANY.








    DATED:   _______, 2000
                               SIGNATURE(S)
    ---------------------------


    Please sign exactly as your name(s)
    appear(s) on your stock certificate.  If
    shares are held of record
    in the names of two or more persons or in
    the name of husband and wife, whether as
    joint tenants or otherwise, both or all of
    such persons should sign the proxy. If
    shares of stock are held of record by a
    corporation, the proxy should be executed by
    the president or vice president and the
    secretary or assistant secretary. Executors,
    administrators, or other fiduciaries who
    execute the above proxy for a deceased
    stockholder should give their full title.
    Please date the proxy. WHETHER OR NOT YOU
    EXPECT TO ATTEND THE MEETING, PLEASE
    COMPLETE, DATE, SIGN AND PROMPTLY RETURN
    THIS PROXY IN THE ENCLOSED, POSTAGE PAID
    ENVELOPE SO THAT YOUR SHARES MAY BE
    REPRESENTED AT THE MEETING.
=====================================================
